SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2009

Urigen Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Maiden Lane, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 781-0350

(Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities

Effective October 26, 2009 Urigen Pharmaceuticals, Inc. (the “Company”) entered into Debt Settlement Agreements with William J, Garner, its CEO, and KTEC Holdings, Inc. (“KTEC”). Also, effective October 27, 2009, the Company entered into a Debt Settlement Agreement with C. Lowell Parsons, a director of the Company. Pursuant to the terms of the Debt Settlement Agreements, Messrs. Parsons and Garner and KTEC converted outstanding amounts plus accrued interest owed to them into shares of common stock of the Company at a rate of $0.10 per share. Pursuant to the Debt Settlement Agreements the Company agreed to issue shares of its common stock as follows:

1. 292,562 shares to William J. Garner,
2. 4,888,862 shares to C. Lowell Parsons, and
3. 1,284,441 shares to KTEC.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description
10.1	Form of Debt Settlement Agreement

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Urigen Pharmaceuticals, Inc.

Date: October 28, 2009	By:	/s/ Martin E. Shmagin
Name: Martin E. Shmagin
Title: Chief Financial Officer

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